As filed with the Securities and Exchange Commission on March 15, 2002
                                                     Registration No. 333-_____
================================================================================

                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               UCBH Holdings, Inc.
                    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                     94-3072450
  (state or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)

                               711 VAN NESS AVENUE
                         SAN FRANCISCO, CALIFORNIA 94102
                                 (415) 928-0700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             UNITED COMMERCIAL BANK
                                SAVINGS PLUS PLAN
                            (Full Title of the Plan)

                       THOMAS S. WU                                      Copies to:
CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER      JOSEPH G. PASSAIC, JR., ESQUIRE
                    UCBH HOLDINGS, INC.                              MARY M. SJOQUIST, ESQUIRE
                    711 VAN NESS AVENUE                                PATTON BOGGS LLP
              SAN FRANCISCO, CALIFORNIA 94102                         2550 M STREET, N.W.
                      (415) 928-0700                                 WASHINGTON, DC 20037
    (Address, including zip code, and telephone number,                (202) 457-6000
  including area code, of registrant's agent for service)



=================================================================================================================
                                                   Proposed
  Title of Securities to     Amount to be      Maximum Offering         Proposed Maximum           Amount of
      be Registered           Registered      Price Per Share(1)   Aggregate Offering Price(2)  Registration Fee
-----------------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par     100,000            $34.46                    $3,446,000                $318
       Value per Share
-----------------------------------------------------------------------------------------------------------------
   Participation Interests       (3)               --                           --                      --(4)
=================================================================================================================


(1) The closing price of the Common Stock of UCBH Holdings, Inc. (the "Common Stock") on the Nasdaq National Market on March 14, 2002 in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4) The securities of UCBH Holdings, Inc. to be purchased by the United Commercial Bank Savings Plus Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) under the Securities Act, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such plan.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the United Commercial Bank Savings Plus Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428 but constitute, together with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II of the Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

        (a)    The Company's Annual Report on Form 10-K as filed pursuant to
               Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, together with the related notes and the report of PricewaterhouseCoopers LLP, independent certified public accountants, filed with the SEC on January 31, 2002 (SEC File No. 0-24947).

        (b)    The Plan's Annual Report on Form 11-K, as filed pursuant to
               Section 15(d) of the Exchange Act, for the year ended December 31, 2000, together with related notes and the report of PricewaterhouseCoopers LLP, independent certified public accountants, filed with the SEC on June 26, 2001 (SEC File No. 0-24947).

        (c) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 0-24947), as filed pursuant to
               Section 12(g) of the Exchange Act and Rule 12b-15 promulgated thereunder, on October 7, 1998.

        (d)    All documents filed by the Registrant and the Plan pursuant to
               Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

        ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.   DESCRIPTION OF SECURITIES

        The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

        A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph C below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. The right to indemnification conferred in paragraph A above shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        C. If a claim under paragraph A or B above is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under Article TENTH or otherwise shall be on the Corporation.

        D. The rights to indemnification and to the advancement of expenses conferred in Article TENTH is not exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

        E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

        A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.   LIST OF EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

  4      Stock Certificate of UCBH Holdings, Inc.(1)

  5 Opinion of Patton Boggs LLP, Washington D.C., as to the legality of Common Stock registered hereby

  8 Tax Opinion not required. The Registrant has submitted or hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

  23.1   Consent of Patton Boggs LLP (included in Exhibit 5)

  23.2   Consent of PricewaterhouseCoopers LLP

  24     Power of Attorney is located on the signature pages.


ITEM 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

--------
(1) Incorporated herein by reference from Exhibit 4.0 contained in the Registration Statement on Form S-1 filed with the SEC on July 1, 1998 (SEC File No. 333-58325).

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 15, 2002.

                    UCBH HOLDINGS, INC.


                    By: /s/ Thomas S. Wu
                    --------------------------------------------
                    Thomas S. Wu
                    Chairman of the Board, President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas S. Wu as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully or do cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                           Title                            Date
         ----                           -----                            ----
/s/ Thomas S. Wu              Chairman of the Board, President and    March 15, 2002
----------------------------  Chief Executive Officer
Thomas S. Wu                  (principal executive officer)

/s/ Jonathan H. Downing       Executive Vice President,               March 15, 2002
----------------------------  Chief Financial Officer, Treasurer
Jonathan H. Downing           and Director
                              (principal financial officer)


/s/ Sandra Go                 Senior Vice President and Controller    March 15, 2002
----------------------------  (principal accounting officer)
Sandra Go

/s/ Li-Lin Ko                 Director                                March 15, 2002
----------------------------
Li-Lin Ko

/s/ Ronald S. McMeekin        Director                                March 15, 2002
----------------------------
Ronald S. McMeekin

/s/ Dr. Godwin Wong           Director                                March 15, 2002
----------------------------
Dr. Godwin Wong

/s/ Joseph S. Wu              Director                                March 15, 2002
----------------------------
Joseph S. Wu


THE PLAN

        Pursuant to the requirements of the Securities Act of 1933, the United Commercial Bank Savings Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 15, 2002.

                        United Commercial Bank Savings Plus Plan

                        By: /s/  Jonathan H. Downing
                           --------------------------------------------------
                           Jonathan H. Downing
                           Executive Vice President, Chief Financial Officer, Treasurer and Director of UCBH Holdings, Inc. and Member, United Commercial Bank Savings Plus Plan Committee

                                 EXHIBIT INDEX

Exhibit
Number                   Description
-------                  -----------
  4      Stock Certificate of UCBH Holdings, Inc.(1)

  5 Opinion of Patton Boggs LLP, Washington D.C., as to the legality of Common Stock registered hereby

  8 Tax Opinion not required. The Registrant has submitted or hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

  23.1   Consent of Patton Boggs LLP (included in Exhibit 5)

  23.2   Consent of PricewaterhouseCoopers LLP

  24     Power of Attorney is located on the signature pages.
